MIDWESTONE FINANCIAL GROUP, INC.
ATTN: KENNETH R URMIE
102 SOUTH CLINTON ST, PO BOX 1700
IOWA CITY, IA 52244-1700

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 01/10/2019 for shares held directly and by 11:59 P.M. ET on 01/08/2019 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on 01/10/2019 for shares held directly and by 11:59 P.M. ET on 01/08/2019 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

The Board of Directors recommends you vote FOR proposals 1, 2 and 3.

		For	Against	Abstain
1	Approval and adoption of the Agreement and Plan of Merger, dated as of August 21, 2018, by and between MidWestOne Financial Group, Inc., or MidWestOne, and ATBancorp, as such agreement may be amended from time to time, and the transactions contemplated thereby (the "MidWestOne Merger Proposal").	☐	☐	☐
2	Approval of the issuance of MidWestOne common stock in the merger of ATBancorp with and into MidWestOne (the "MidWestOne stock issuance proposal").	☐	☐	☐
3	Approval of one or more adjournments of the MidWestOne special meeting, if necessary or appropriate, including adjournments to permit further solicitation of proxies in favor of the MidWestOne merger proposal and the MidWestOne stock issuance proposal.	☐	☐	☐

NOTE: MidWestOne will transact no other business at the special meeting, except for business properly brought before the special meeting or adjournment or postponement thereof.

For address change/comments, mark here. ☐
(see reverse for instructions)

	Yes	No
Please indicate if you plan to attend this meeting	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

0000391572_1 R1.0.1.17

MIDWESTONE FINANCIAL GROUP, INC. SPECIAL MEETING OF SHAREHOLDERS January 11, 2019, 10:00 AM (Central Time) 102 South Clinton Street, Iowa City, IA 52240 Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Proxy Statement/Prospectus is available at www.proxyvote.com REVOCABLE PROXY MIDWESTONE FINANCIAL GROUP, INC. SPECIAL MEETING OF SHAREHOLDERS January 11, 2019, 10:00 AM (Central Time) 102 South Clinton Street Iowa City, IA 52240 The shareholder(s) hereby appoint(s) Charles N. Funk and Barry S. Ray, as attorneys and proxies, each with the power of substitution, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this proxy, all of the shares of common stock of MIDWESTONE FINANCIAL GROUP, INC. that the shareholder(s) is/are entitled to vote at the Special Meeting of Shareholders to be held on Friday, January 11, 2019, at 102 South Clinton Street, Iowa City, Iowa 52240 and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted FOR proposals 1 through 3, and at the discretion of the appointed proxies on any other matters that may properly come before the meeting or any postponement thereof. Address change/comments: (If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.) Continued and to be signed on reverse side 0000391572_2 R1.0.1.17